                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          -------------------------


                                   FORM 8-K


                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  January 14, 1999


                         SANTA FE GAMING CORPORATION
              (Exact Name of Registrant as Specified in Charter)


          NEVADA                    1-9481                       88-0304348
(State or Other Jurisdiction  (Commission File Number)         (IRS Employer
     of Incorporation)                                       Identification No.)


          4949 NORTH RANCHO DRIVE
              LAS VEGAS, NEVADA                                 89130
   (Address of Principal Executive Offices)                   (Zip Code)


  Registrant's telephone number, including area code:         (702) 658-4300


                                     NONE
        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS.

     On January 15, 1999, Santa Fe Gaming Corporation, a Nevada corporation (the "Company"), issued a press release announcing that certain holders of 13-1/2% First Mortgage Notes due December 1, 1998 of the Company's wholly owned subsidiary Pioneer Finance Corp. (the "PFC Bonds"), a Nevada corporation ("PFC"), had filed involuntary petitions under the United States Bankruptcy Code (the "Code") against the Company and PFC in the United States Bankruptcy Court, District of Nevada in connection with the PFC Bonds.

     In November 1998, PFC accepted consents from holders of approximately 75% of the $60 million principal amount of outstanding PFC Notes, pursuant to which PFC agreed to file for relief under chapter 11 of the Code and to seek confirmation of a plan of reorganization that will permit the issuance of amended PFC Notes in a manner substantially the same as described in the consent solicitation, as amended, distributed to the holders of the PFC Notes. Consenting holders agreed under certain conditions to forbear until December 2000 from exercising rights or remedies arising as a result of the failure by PFC to pay principal and interest at maturity and to vote to accept the PFC plan of reorganization.

     A copy of the press release dated January 15, 1999 issued by the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.   EXHIBITS.

     The following exhibit is filed with this Current Report on Form 8-K.

   EXHIBIT NO.    DESCRIPTION
   99.1           Press Release of Santa Fe Gaming Corporation dated January 15,
                  1999.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SANTA FE GAMING CORPORATION



Date:  January 18, 1999                By:   /s/ Thomas K. Land
                                          -------------------------------------
                                              Thomas K. Land
                                              Senior Vice President and
                                              Chief Financial Officer


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